UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2010

AMICUS THERAPEUTICS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 25, 2010, Amicus Therapeutics, Inc. (the “Company”) entered into substantially similar subscription agreements with a select group of institutional investors (each, a “Subscription Agreement” and together, the “Subscription Agreements”) relating to a registered direct public offering by the Company (the “Offering”) of 4,946,524 shares (the “Shares”) of the Company’s common stock, par value $0.01 per Share (the “Common Stock”), and warrants (the “Warrants”) to purchase up to an aggregate of 1,854,946 shares of Common Stock (the “Warrant Shares”). The Shares and Warrants are being sold in units (the “Units”) at a price of $3.74 per Unit, with each Unit consisting of one Share and Warrant to purchase 0.375 Warrant Shares with an exercise price of $4.43 per Warrant Share. The Shares and the Warrants are immediately separable and will be issued separately. The Warrants have a four year term from the date of issuance, are exercisable on or after the date that is six months following the date of issuance and include provisions governing the adjustments to the number of Warrant Shares exercisable thereunder upon stock dividends, stock splits and similar events. A copy of the form of Subscription Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. A copy of a form of Warrant is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the material terms of the Subscription Agreements and the Warrants are qualified in their entirety by reference to Exhibit 10.1 and Exhibit 4.1, respectively.

In connection with the Offering, on February 25, 2010, the Company also entered into a placement agency agreement (the “Placement Agency Agreement”) with Leerink Swann LLC (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as the exclusive placement agent on a best efforts basis in the Offering. A copy of the Placement Agency Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. The description of the material terms of the Placement Agency Agreement is qualified in its entirety by reference to such exhibit.

The closing of the Offering is expected to take place on or about March 2, 2010, subject to the satisfaction of customary closing conditions. The net proceeds from the sale of the Units, after deducting the Placement Agent’s fee and other offering expenses, are expected to be approximately $17.2 million. The Placement Agent will receive an aggregate fee of $1,054,500, which represents 5.7% of the aggregate purchase price for the Units (excluding any consideration that may be paid in the future upon exercise of the Warrants).

The Shares and the Warrants are being offered and sold pursuant to a term sheet distributed to prospective investors on February 25, 2010 (and filed as a free writing prospectus pursuant to the requirements of Rule 433 of the Securities Act of 1933, as amended) (the “Term Sheet”), a form of Subscription Agreement (which included a form of Warrant attached as an exhibit thereto) distributed to prospective investors on February 24, 2010, which did not contain the final terms of the Offering, a form of Placement Agency Agreement distributed to prospective investors on February 25, 2010, which did not contain the final terms of the Offering, a form of Escrow Agreement distributed to prospective investors on February 25, 2010, which did not contain the final terms of the Offering, a base prospectus dated May 27, 2009 and a prospectus supplement dated February 25, 2010, pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-158405), which was declared effective on May 27, 2009.

The legal opinion and consent of Pepper Hamilton LLP relating to the Shares, the Warrants and the Warrant Shares, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company’s press release, dated February 25, 2010, announcing the Offering is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Term Sheet is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits: The Exhibit Index annexed hereto is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amicus Therapeutics, Inc.

Date: February 25, 2010

By: /s/ Geoffrey P. Gilmore
Geoffrey P. Gilmore
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Form of Warrant

5.1	Opinion of Pepper Hamilton LLP

10.1	Form of Subscription Agreement

10.2	Placement Agency Agreement dated February 25, 2010 by and between Amicus Therapeutics, Inc. and Leerink Swann LLC

23.1	Consent of Pepper Hamilton LLP (reference is made to Exhibit 5.1 hereto)

99.1	Press Release of Amicus Therapeutics, Inc. dated February 25, 2010

99.2	Amicus Therapeutics, Inc. Indicative Terms dated February 25, 2010